UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[X]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Materials Pursuant to 14a-12

DayStar Technologies, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrant statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Kelowna, BC
January 21, 2013

2280 Leckie Rd., Suite B
Kelowna, British Columbia V1X 6G6
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 14, 2013

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of Daystar Technologies, Inc. (“DayStar” or the “Company”) which will be held at 10:00 a.m. local time on March 14, 2013 at the offices of Daystar Technologies, Inc., 2280 Leckie Road, Suite B, Kelowna BC.

Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting and Proxy Statement..

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to vote your shares as soon as possible. Instructions in the proxy card will tell you how to vote by mail. The proxy statement explains more about proxy voting. Please read it carefully.

Sincerely,

/s/ John Ng
John Ng
Corporate Secretary

To our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of DayStar Technologies, Inc. (“DayStar” or the “Company”), which will be held beginning at 10:00 a.m. local time on March 14, 2013 at the offices of Daystar Technologies, Inc., 2280 Leckie Road, Suite B, Kelowna, BC for the following purpose:

1.	The election of seven directors of the Company to hold office until the 2013 Annual Meeting of Stockholders;
2.	To approve the non-employee directors’ compensation;
3.	To ratify the selection by the Audit Committee of the Company’s Board of Directors of Hein & Associates LLP as independent auditors of the Company for its fiscal year ending December 31, 2012;
4.	To approve the adoption of the proposed amendment to our Articles of Incorporation to alter the name of the Company from DayStar Technologies, Inc. to Daystar Energy, Corp.;
5.	To approve the establishment of an Equity Incentive Plan;
6.	To approve the sale or licensing of the Company’s CIGS technology;
7.	To authorize the Board of Directors to apply for listing of the Company’s shares on the NYSE MKT and, if necessary, approve a reverse stock split if required to meet the NYSE listing standards;
8.	To approve the acquisition of Sunrise Power Corp.;
9.	To approve the acquisition of a 7 MW solar park from Arxikon, S.A.; and
10.	To consider and vote upon such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on January 14, 2013 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record at the close of business on January 14, 2013, of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), are entitled to notice of, and to vote at the Annual Meeting and any adjournments or postponements thereof. Stockholders may vote in person or by proxy. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders at the time and place of the Annual Meeting and, during ordinary business hours, for a period of ten days prior to the Annual Meeting at the Company’s principal place of business at 2280 Leckie Road, Suite B, Kelowna, BC. The accompanying form of proxy is solicited by the Board of Directors of the Company.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER. VOTES WILL BE TABULATED BY INSPECTORS OF ELECTION APPOINTED IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF LAW.

By order of the Board of Directors,

/s/ John Ng
John Ng
Secretary

PLEASE PROMPTLY COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER.

It is desirable that as many Stockholders as possible be represented, in person or by proxy, at the Annual Meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy. You have the power to revoke your proxy at any time before it is exercised, and the giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ALL OF THE PROPOSALS SET FORTH HEREIN.

2280 Leckie Rd., Suite B
Kelowna, British Columbia V1X 6G6
PROXY STATEMENT
Annual Meeting of Stockholders
To Be Held On March 14, 2013

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of DayStar Technologies, Inc. (“DayStar” or the “Company”) of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. local time on March 14, 2013, at the offices of Daystar Technologies, Inc., 2280 Leckie Road, Suite B, Kelowna, BC, and at any adjournments or postponements thereof. The shares represented by properly completed proxies received prior to the vote will be voted FOR any proposal unless specific instructions to the contrary are given or an abstention from voting is indicated by the stockholder. If no instructions to the contrary are given, and the stockholder has not abstained, shares will be voted FOR

1.	The election of seven directors of the Company to hold office until the 2012 Annual Meeting of Stockholders;
2.	To approve the non-employee directors compensation;
3.	To ratify the selection by the Audit Committee of the Company’s Board of Directors of Hein & Associates LLP as independent auditors of the Company for its fiscal year ending December 31, 2012;
4.	The approval of the adoption of the proposed amendment to our Articles of Incorporation to alter the name of the Company from DayStar Technologies, Inc. to Daystar Energy, Corp.;
5.	To approve the establishment of an Equity Incentive Plan;
6.	To approve the sale of the Company’s CIGS technology;
7.	To authorize the Board of Directors to apply for listing of the Company’s shares on the NYSE MKT and, if necessary, approve a reverse stock split if required to meet the NYSE listing standards;
8.	To approve the acquisition of Sunrise Power Corp.;
9.	To approve the acquisition of a 7 MW solar park from Arxikon, S.A.; and
10.	To consider and vote upon such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

The persons named as proxies will use their discretionary authority on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company by delivering a duly executed proxy bearing a later date, or by the vote of a stockholder cast in person at the Annual Meeting. In addition to solicitation by mail, proxies may be solicited personally, without additional compensation, by the Company’s officers and employees or by internet, electronic mail, telephone, facsimile transmission or express mail. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. This proxy statement and the accompanying form of proxy are first being sent or given to stockholders on or about February 8, 2013.

VOTING

The Notice of the Annual Meeting, Proxy Statement and Proxy Card are first being sent or given to stockholders of the Company on or about February 8, 2013 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on January 14, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 4,400,840 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each holder of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

All properly executed, unrevoked proxies on the enclosed form of proxy that are received in time will be voted in accordance with the Stockholder's directions and, unless contrary directions are given, will be voted for the proposals (each a “Proposal” and collectively the “Proposals”) described herein. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the Annual Meeting and voting in person.

The presence in person or by properly executed proxy of holders representing a majority of the issued and outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Assuming a quorum is present at the Annual Meeting, approval of each of the proposals presented herein requires the vote of a majority of the shares of Common Stock present or represented by proxy and voting at the Annual Meeting. Votes will be counted by the inspectors of election appointed for the Annual Meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares).

The Board of Directors of the Company (the “Board”) has adopted and approved each of the Proposals set forth herein and recommends that the Company's Stockholders vote “FOR” each of the Proposals.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of the Company’s Proxy Statement may have been sent to multiple stockholders who share an address. The Company will promptly deliver a separate copy of either document to any stockholder upon written or oral request. Requests may be made by mail to DayStar Technologies, Inc., 2280 Leckie Rd., Suite B, Kelowna, British Columbia V1X 6G6; by email to harold@daystartechinc.com; or by telephone: 778-484-5159. Any stockholder who would like to receive separate copies of the Proxy Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may so designate on their proxy card at the time of voting. The stockholder can also contact the Company directly at 778-484-5159. If you have any questions about any of the proposals to be presented at the Annual Meeting or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact: Karla Kuchma at 778-484-5159.

PROXY MATERIALS

This Proxy Statement as well as the Company’s 2011 Form 10-K are available on our website at www.daystartechinc.com. Instead of receiving paper copies of next year’s Proxy Statement in the mail, stockholders can elect to receive an e-mail message that will provide a link to these documents on the website. DayStar’s stockholders who have enrolled in the electronic proxy delivery service previously will receive their materials online this year. Stockholders of record may enroll in the electronic proxy and Annual Report access service for future annual meetings by registering online at www.computershare.com. Beneficial or “street name” stockholders who wish to enroll in electronic access service may do so at www.proxyvote.com.

PROXY MATERIALS

This Proxy Statement, the accompanying Notice of Meeting and the form of proxy have been first mailed to the Shareholders on or about _______________, 2013.

The date of this Proxy Statement is February___, 2013.

PROPOSAL NO. 1
THE ELECTION OF SEVEN DIRECTORS OF THE COMPANY TO HOLD OFFICE UNTIL
THE 2013 ANNUAL MEETING OF STOCKHOLDERS

Seven directors are to be elected to the Company’s Board of Directors at the Annual Meeting to hold office until the next annual meeting or until their successors are elected. Assuming a quorum is present, the seven nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below.

If a nominee is unable or unwilling to serve as a director at the date of the Annual Meeting, or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee designated by Peter A. Lacey and Daniel Germain, the proxy holders named on the enclosed proxy card or by the current Board of Directors to fill such vacancy, or for the other nominees named without nomination of a substitute, or the number of directors may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected a director. All nominees have been nominated by the Nominating and Governance Committee of the Company’s Board of Directors. There were no stockholder nominations for directors.

Listed below are the nominees for directors, with information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees’ business experience during the past five years. Such information has been furnished to the Company by the director nominees:

Name		Director Since
●	Peter A. Lacey, Chairman and Interim Chief Executive Officer	June, 2009
●	Daniel Germain	April, 2012
●	Denis Mimeault	August, 2012
●	Ruben Dos Reis	August, 2012
●	Garry Yost	August, 2012
●	William Richardson	December, 2012
●	Michael Matvieshen

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information as of January 14, 2013 concerning the directors and officers. The biographies of each of the director nominees below contain information regarding the individual’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director for the Company. All currently held director positions are subject to annual shareholder election.

Our Corporate Governance Guidelines contain Board membership qualifications that apply to Board nominees recommended by the Nomination and Governance Committee (the “Governance Committee”). The Governance Committee strives for a mix of skills, experience and perspectives that will help create an outstanding, dynamic and effective Board to represent the interests of the stockholders. In selecting nominees, the Governance Committee assesses the independence, character and acumen of candidates and endeavors to collectively establish areas of core competency of the Board, including, among others, industry knowledge and experience, management, accounting and finance expertise, and demonstrated business judgment, leadership and strategic vision. As described above, the Governance Committee and the Board value a diversity of backgrounds, experience, perspectives and leadership in different fields when identifying Board nominees.

The Board concluded that each nominee should serve as a director based on the specific experience and attributes listed below.

Peter A. Lacey. Mr. Lacey has served as our Chairman of the Board since October 2009 and was appointed President and Interim Chief Executive Officer in February 2012. Mr. Lacey has been the President, Chief Executive Officer and a Director of Cervus Equipment Corporation since May 2003. Cervus Equipment Corporation, which had over $450 million in revenue in 2010 is listed on the Toronto Stock Exchange (CVL) and operates 15 agricultural and turf John Deere stores in Alberta, Saskatchewan and British Columbia as well as 5 Bobcat and JCB construction equipment stores in Alberta and 10 material handling equipment branches in Alberta, Saskatchewan and Manitoba. Mr. Lacey is also the President, Chief Executive Officer and a trustee of Proventure Income Fund, a public real estate income trust listed on the Toronto Venture Exchange (PVT.UN) which is in the commercial rental property business providing commercial real estate leases to Cervus and other companies since November 2005. Mr. Lacey was also the Chairman of the Board and Director of Eveready Energy Services, a public company listed on the Toronto Stock Exchange that provides industrial and oilfield maintenance and production services to the energy, resource and industrial sectors since September 2004. Eveready was sold to Clean Harbors Inc. in 2009. Mr. Lacey has also been a member and Chairman of the Red Deer College Board of Governors.

Daniel Germain. Mr. Germain is the founder of Breakfast Clubs of Canada which is a national not-for-profit organization dedicated to providing services and funding to school breakfast programs. This is done through the help of individual and corporate partners all committed to the cause of feeding our children’s future. The Breakfast Clubs of Canada has partnered with Coca Cola, Wal-Mart, Costco, McDonalds and others to feed over 118,000+ needy students every day in Canada. In 1994, with the help of Pratt & Whitney Canada Employee Charitable Fund, Daniel formed the Club des Petits dejeuners du Quebec which has made a noticeable difference to the lives of children. In recognition of Daniels work, he has recently been appointed the Order of Canada, has received the Medal of the Quebec National Assembly, the Meritorious Service Decoration (civil division) from the Governor-General and the Queen Elizabeth 11 Jubilee medal among others.

Denis Mimeault. Mr. Mimeault is the founder and President of Universal Promotions, a promotional product and corporate clothing company based in Quebec with several branches throughout Canada and the United States. What began as a small home-based company in 1987 quickly grew into a national, successful corporation. With a keen desire to reduce his ecological footprint, Mr. Mimeault has revolutionized the industry by implementing ecological production strategies. From updating the headquarters’ power system to replacing the delivery vehicles by electric cars, he has shown great interest in preserving the planet. Mr. Mimeault strongly believes in giving back to the less fortunate. Whether it be neighborhood community organizations or international humanitarian causes, he has always taken time off to do his part. Haiti, Mexico and France are a few of the countries he has visited as part of good-will missions. In 1994, he has strongly contributed to the launch of the “Club des Petits Déjeuners du Québec”, a non-profit organization which offers children in underprivileged areas a nutritious breakfast in an environment that nourishes their self-esteem. Mr. Mimeault is proud to be the first President of this remarkable organization. As shareholder of several companies, Mr. Mimeault is also experienced with global financial systems and stock markets.

Ruben Dos Reis. Mr. Dos Reis is the President and CEO for Exportation Quebec (Groupe Producan, Inc.). For over 30 year Exportation Quebec has specialized in the marketing of industrial vehicles, firefighting and ambulances for the Middle East and North Africa. Prior to Exportation Quebec, Mr. Dos Reis served as Vice President and General Manager for Sperian Protection from 2006 until 2011 where he was responsible for research and development, manufacturing and commercialization of Sperian’s fire product portfolio worldwide. Mr. Dos Reis was also instrumental in the joint venture between Siemens Ag’s COM division and Nokia’s Network Business Group. In 2003, Mr. Dos Reis was appointed the Vice-President of Sales at RhoxalPharma, a subsidiary of Hexal AG that was later acquired by Sandoz/Novartis. Mr. Dos Reis previously held the position of Vice-President of Sales and Marketing at Knurr AG, where he joined in 2001 and was later promoted to President & General Manager for Knurr Canada. Mr. DosReis holds a degree in Nuclear Theoretical Physics with distinguished executive development from Wharton Business School and INSEAD.

Garry Yost. Mr. Yost is the founder and Managing Director of the Australian based company, Eco Energy Solutions (Australia). In 2001, as owner and managing director of Australian Power Industries, Mr. Yost was successful in growing the company into a $100 million a year communications company specializing in optical fiber and broadband cable rollouts. Mr. Yost was instrumental in building Australia’s largest solar power station in 2009 and is now developing large scale solar and wind projects throughout the South Pacific region. Mr. Yost brings industry experience and contacts that have allowed him to create a “one-stop-shop” methodology to take any project from conception through to design, supply, installation and commissioning.

William Richardson. William Blaine "Bill" Richardson III was governor of New Mexico from 2003 to 2011. Bill Richardson was born in California but raised mostly in Mexico City. He received his bachelor's (1970) and master's (1971) degrees from Tufts University, then worked on Capitol Hill in Washington, DC. By the end of the 1970s he was a New Mexico resident with political ambitions, and in 1982 he was elected to the U.S. House of Representatives, where he served until 1997. During the administration of President Bill Clinton he served as the U.S. ambassador to the United Nations (1997-98) and as Secretary of Energy (1998-2001). After Clinton's term ended, Richardson lectured, served on corporate boards and worked as a consultant with Kissinger McLarty Associates (headed by Henry Kissinger and former Clinton chief of staff Thomas McLarty). As governor of New Mexico, Richardson became a national figure in the Democratic Party and was one of the most prominent Hispanic politicians in the U.S.. Richardson ran unsuccessfully for president in 2008. That December he was chosen by president-elect Barack Obama to become Secretary of Commerce, but Richardson withdrew his name early in 2009, saying that his administration was being investigated in relation to a company that had done business with New Mexico, and that the investigation would have delayed his confirmation by the U.S. Senate. After two terms as New Mexico's governor, he was succeeded by Susana Martinez.

Michael Matvieshen. Mr. Matvieshen was the founder, Chairman and CEO of Sunlogics PLC. Prior to Sunlogics PLC, he was the founder, President and CEO of EPOD Solar, a solar energy company which built over 50 solar projects in United States, Germany and Canada. Previously he was President of Wolverine Resources Inc., an oil upgrading refine. He has been in the technology development business for the past 15 years. Over the past 27 years he has also been involved in land development and commercial construction worth more than $60 million as an owner/investor.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the election of directors.

The Board of Directors recommends a vote FOR Proposal No. 1 the election of Messrs. Lacey, Germain, Mimeault, Dos Reis, Yost, Richardson and Matvieshen.

PROPOSAL NO. 2
APPROVAL OF NON-EMPLOYEE DIRECTOR COMPENSATION

Non-employee Director Compensation

Our directors play a critical role in guiding our strategic direction and overseeing the management of the Company. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors. The many responsibilities and risks and the substantial time commitment of being a director of a public company require that we provide adequate incentives for our directors’ continued performance by paying compensation commensurate with our directors’ workload. Our directors are compensated based upon their respective levels of Board participation and responsibilities. We have engaged the services of an outside advisor to determine the proper mix of cash and equity-based compensation.

It is proposed that compensation for all non-employee directors shall consist of the following elements:

  a one-time issuance of 25,000 common shares;
  an annual retainer of $40,000; and
  the issuance of common shares at market price for a total value of $1000 for each board meeting held.

DayStar does not pay its management directors for Board service in addition to their regular employee compensation.

Director Compensation for Fiscal 2012

The following table provides summary information concerning cash and other compensation we paid to former non-employee directors for fiscal 2012:

Jon Fitzgerald	7,143 shares
William Steckel	7,143 shares
Kang Sun	12,302 shares

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the non-employee director compensation.

The Board of Directors recommends that shareholders approve and vote FOR Proposal No. 2, non-employee directors’ compensation.

PROPOSAL NO. 3
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Hein & Associates LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Hein & Associates LLP has audited the Company’s financial statements since 2003. We anticipate that representatives of Hein & Associates LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Neither the Company’s By-laws nor other governing documents or law require stockholder ratification of the selection of Hein & Associates LLP as the Company’s independent auditors. However, the Audit Committee of the Board is submitting the selection of Hein & Associates LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Hein & Associates LLP.

Audit services of Hein & Associates LLP for fiscal 2012 and 2011 consisted of the annual examination of our financial statements and quarterly reviews of the interim financial statements included in our reports on Form 10-Q.

Pre-Approval Policies and Procedures.

The Audit Committee has adopted policies and procedures to pre-approve all services to be performed by Hein & Associates. Specifically the committee’s policy is to pre-approve the use of Hein & Associates for audit services as well as detailed, specific types of services within the categories of audit-related and non-audit services described above, and procedures required to meet certain regulatory requirements. The committee will not approve any service prohibited by regulation and does not anticipate approving any service in addition to the categories described above. In each case, the committee’s policy is to pre-approve a specific annual budget by category which the Company anticipates obtaining from Hein & Associates, and has required management to report the actual fees (versus budgeted fees) to the committee on a periodic basis throughout the year. In addition, any new, unbudgeted engagement for audit services or within one of the other pre-approved categories described above must be pre-approved by the committee or its chair. All of the services described above were approved in advance by the Audit Committee.

Audit and Non-Audit Fees

The aggregate fees billed for professional services rendered by our principal accountants for the audit of the Registrant's annual financial statements and review of the financial statements included in the Registrant's Forms 10-K and 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for fiscal years 2012 and 2011 were approximately $76,058 and $94,805 respectively each year.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Hein & Associates LLP.

The Board of Directors recommends a vote FOR Proposal No. 3 - the ratification of the selection of Hein & Associates LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012.

PROPOSAL NO. 4
APPROVAL OF THE ADOPTION OF THE PROPOSED AMENDMENT TO OUR ARTICLES
OF INCORPORATION TO ALTER THE NAME OF THE COMPANY FROM DAYSTAR
TECHNOLOGIES, INC. TO DAYSTAR ENERGY CORP.

We are asking our shareholders to approve the proposed amendment to our Articles of Incorporation to alter the name of the Company from “Daystar Technologies, Inc.” to “Daystar Energy Corp.” (the “Name Change”). The Board of Directors believes that it is in the best interests of the Company and all of its shareholders to amend our Articles of Incorporation to alter our name.

If the shareholders approve this proposal, Article I of our Articles of Incorporation would be changed as set forth below:

“The name of the Corporation is DAYSTAR ENERGY CORP.”

Reasons for the Name Change

The Name Change is intended to better reflect the Company's vision as an energy company as opposed to a technology and manufacturing company. The Board of Directors believes the new name would better align the Company's branding with its global presence as a vertically integrated renewable energy project developer and infrastructure asset management company.

Effects of the Name Change

If Proposal No. 4 is approved we anticipate that the name change will be effected as soon as possible following the Annual Meeting. The exact timing of the effective date of the Name Change, however, will be determined by our Board of Directors based upon their evaluation as to when such action will be most advantageous to us and our shareholders. The amendment will become effective when the Delaware Department of Licensing and Regulatory Affairs accepts the amendment to our Articles of Incorporation and issues its Certificate of Amendment, as well as the company complying with all other NASDAQ and regulatory requirements. Our Board of Directors reserves the right to delay the effectiveness of the name change for up to 12 months following the date of approval of this Proposal No. 4.

If the Name Change becomes effective, the rights of shareholders holding shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The Name Change will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for shareholders with certificated shares to surrender or exchange any stock certificates they currently hold as a result of the name change. Non certificated shares currently held in direct registration accounts and any new stock certificates that are issued after the Name Change becomes effective will bear the name “Daystar Energy Corp.”.

Effectiveness of the Name Change

Should the Stockholders vote in favor of the name change, the Company will file a Certificate of Amendment to the Company’s Articles of Incorporation with the Delaware Secretary of State with respect to the Name Change and the name change shall be effected shortly thereafter. Further, once the Name Change is approved, the Company will promptly thereafter change its trading symbol. The Company’s new trading symbol will be determined at the time the Name Change becomes effective.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the adoption of the proposed amendment to our Articles of Incorporation.

The Board of Directors unanimously recommends a vote FOR Proposal No. 4 the approval of the adoption of the proposed amendment to our Articles of Incorporation to alter the Company name to Daystar Energy Corp.

PROPOSAL NO. 5
APPROVAL OF THE ESTABLISHMENT OF AN EQUITY INCENTIVE PLAN

The purpose of this 2013 Equity Incentive Plan (the “Plan”) is to provide stock options, stock issuances and other equity interests in the Company to employees, officers, directors, consultants and advisors of the Company and any other persons who are determined by the Board to have made or expected to make contributions to the Company. A copy of the Plan is attached hereto as Appendix “A”.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the adoption of the proposed amendment to our Articles of Incorporation.

The Board of Directors unanimously recommends a vote FOR Proposal No. 5, the approval of the 2013 Equity Incentive Plan.

PROPOSAL NO. 6
APPROVAL OF THE SALE OR LICENSING OF THE CIGS TECHNOLOGY

Reasons for the Plan of Sale or Licensing

Due to the new realities of a struggling and highly competitive solar manufacturing industry, the Company’s management and directors concluded it would be prudent to find a buyer or licensor for its thin-film photovoltaic (CGIS) technologies in its current state while diversifying into new businesses. This change in strategy would allow the Company to maintain its technology side but diversify into other parts of the solar industry that are not as difficult to finance and do not have manufacturing risks. In the near term, the Company has chosen to expand into the Solar Engineering, Procurement and Construction (“EPC”) business through the acquisition of companies. The business requires less capital and generates higher gross margins compared to solar manufacturing, and provides a strong base for the Company to grow organically as we generate partnerships with major corporations that want to reduce their carbon footprint. By mid to late 2014, we expect to add Power Generation and Storage Technologies to our lines of businesses.

Background on CIGS Technology

Thin film photovoltaic CIGS technologies have the greatest promise for reducing the cost of solar energy. Layers of the semiconductor are deposited along with other layers of material to form a cell that utilize the photovoltaic effect to enable the generation of solar electricity.

DayStar's CIGS solar cells are deposited on low cost glass substrates to form solar photovoltaic modules using "monolithic integration", where individual cells are formed through a series of delineating process scribes. This method of interconnecting cells works best when the substrate is non-conducting such as on glass. Glass flat-plate modules are the preferred form-factor for most of today's market applications.

Groups of modules are assembled together in a circuit, installed in place of a standard window, attached to an inverter which converts DC power to AC, and is then connected to the electrical utility grid.

The benefits of CIGS modules versus conventional silicon based solar panels are:

  CIGS cells require 1/50th to 1/100th of the total raw materials needed for a typical silicon solar cell.
  CIGS solar cells remove the obstacle the solar industry currently faces in the shortage of silicon for wafers.
  CIGS is superior to amorphous Silicon (a-Si) and Cadmium Telluride (CdTe) by achieving higher conversion efficiencies.
  CIGS modules have demonstrated reliable and stable field performance for nearly 20 years.
  CIGS can be manufactured on low cost glass substrate which enables access to the largest PV markets, enables use of existing mounting systems, and is compatible with existing photovoltaic system infrastructure.

Implementation of the Plan of Sale or Licensing

Sale

To date, the Company has signed an LOI with PacWest Equities Inc. (“PacWest”), a mobile bio-feed and food unit developer that uses solar energy to naturally grow animal feed and organic foods on mobile units. The transition would allow us to sell our CIGS technology and manufacturing facility to PacWest and benefit financially from their revenue generating opportunities using our technology. The deal expects to generate sale proceeds of up to $10 million from an equity deal and royalty revenue streams from a sinking fund worth a total of $27 million. Upon review, the Board will seek approval to issue a Stock Dividend of up to 100% of the sale proceeds to the existing stockholders of the Company.

This transition would not only relieve us from further needed investment towards the completion of the facility, but provide us with funding to support our new growth strategy. As of September 30, 2012 the book value of the CIGS technology represented approximately 92% of the Company’s total assets. Therefore our Board of Directors needs the authorization of our shareholders to enter into and consummate such a sale on terms and conditions our Board of Directors, in its sole discretion, deems to be in the best interest of all of our shareholders.

Licensing

In the event the sale to PacWest does not materialize, the Company may consider licensing its CIGS technology to PacWest or other interested parties in return for a royalty. This arrangement may be more preferable in creating long-term value while allowing the Company to maintain ownership in its technology.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the sale or licensing of the CIGS technology and authorize the Board of Directors sole discretion to set the terms of such sale or licensing.

The board of directors recommends that shareholders approve and vote FOR Proposal No. 6, the sale or licensing of the CGIS technology.

PROPOSAL NO. 7
GRANT AUTHORIZATION FOR THE BOARD OF DIRECTORS TO APPLY FOR LISTING OF
THE COMPANY’S SHARES ON THE NYSE MKT AND, IF NECESSARY, APPROVE A
REVERSE STOCK SPLIT IF REQUIRED TO MEET THE NYSE LISTING STANDARDS

The Board of Directors is seeking shareholder approval of an amendment to our Certificate of Incorporation to give the Board of Directors authorization to 1) if necessary, effect a reverse stock split of our common shares issued and outstanding (the “Reverse Stock Split”), and 2) maintain the current authorized number of shares of our common stock at 120 million (the “Amendment”), without further approval of our shareholders, upon a determination by our Board of Directors that such Amendment is in the best interests of the Company and its shareholders, at any time up to 180 days following shareholder approval on this Proposal No. 7.

After extensive review and due diligence and determination that it would be in the best interests of the stockholders, the Board of Directors would apply to list the Company’s shares on the NYSE MKT and, if necessary, would effect a Reverse Stock Split in order to meet the minimum required listing standards of the NYSE MKT. The Reverse Stock Split would increase the stock price sufficiently above the $3.00 minimum market price that is required for listing on the NYSE MKT. The Board of Directors, in its sole discretion, can elect to abandon the Reverse Stock Split in its entirety.

One principal effect of the Reverse Stock Split would be to decrease the number of outstanding shares of our common stock. Except for de minimis adjustments that may result from the treatment of fractional shares as described below, the Reverse Stock Split will not have any dilutive effect on our shareholders since each shareholder would hold the same percentage of our common stock outstanding immediately following the Reverse Stock Split as such shareholder held immediately prior to the Reverse Stock Split. The relative voting and other rights that accompany the shares of common stock would not be affected by the Reverse Stock Split.

Reasons for the Reverse Stock Split

The Board of Director’s primary objective in proposing the Reverse Stock Split, if necessary, would be to raise the per share trading price of our common stock in order to meet the required minimum listing standards of the NYSE MKT. The NYSE MKT requires that securities trade at a minimum of $3.00 to maintain listing. The Board of Directors believes that the liquidity and marketability of our common stock will be improved when quoted on a national securities exchange. The Board of Directors believes that current and prospective investors will view an investment in our common stock more favorably if our common stock is quoted on the NYSE MKT.

The Board of Directors also believes that the Reverse Stock Split and any resulting increase in the share price of our common stock should enhance the acceptability and marketability of our common stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our common stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our common stock.

We cannot assure you that the Reverse Stock Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Stock Split the market price of our common stock will increase proportionately to reflect the ratio for the Reverse Stock Split, that the market price of our common stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Stock Split, or that we will be able to maintain our listing on The NYSE MKT.

Potential Disadvantages of a Reverse Stock Split

As noted above, the principal purpose of the Reverse Stock Split would be to help increase the per share market price of our common stock. We cannot assure you, however, that the Reverse Stock Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of common stock will increase the market price of our common stock, we cannot assure you that the Reverse Stock Split will increase the market price of our common stock by a multiple equal to the number of pre-split shares, or result in any permanent increase in the market price of our stock, which is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Stock Split, then the value of the Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual shareholder would be reduced if the Reverse Stock Split is implemented. This will increase the number of shareholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to shareholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing shareholders in the event they wish to sell all or a portion of their position.

Although the Board of Directors believes that the decrease in the number of shares of our common stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our shareholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Effecting the Reverse Stock Split

If approved by shareholders at the Annual Meeting and our Board of Directors conclude that it is in the best interests of the Company and its shareholders to effect the Reverse Stock Split, the Amendment will be filed with the Delaware Secretary of State as well as with NASDAQ and any other required regulatory body. The actual timing of the filing of the Amendment with the Delaware Secretary of State to effect the Reverse Stock Split will be determined by the Board of Directors but will be no later than 180 days following the approval of this Proposal No. 7. Also, if for any reason the Board of Directors deems it advisable to do so, the Reverse Stock Split may be abandoned at any time prior to the filing of the Amendment, without further action by our shareholders. The Reverse Stock Split will be effective once all regulatory requirements for same have been met and as of the date of filing with the Delaware Secretary of State (the “Effective Time”). We will issue a press release and file a Form 8-K pre-announcing the filing of the Amendment at least 10 days prior to its effective filing date.

Upon the filing of the Amendment, without further action on the part of the Company or the shareholders, the outstanding shares of common stock held by shareholders of record as of the Effective Time would be converted into a lesser number of shares of common stock based on a Reverse Stock Split ratio.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Stock Split is implemented, the number of shares of our common stock owned by each shareholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our common stock owned by each shareholder will remain unchanged except for any de minimis change resulting from the payment of cash by the Company in lieu of any fractional shares that such shareholder would have received as a result of the Reverse Stock Split. The number of shares of our common stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our common stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

Effect on Registration and Stock Trading

Our common stock is currently registered under the Securities Act of 1933, as amended, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of our common stock.

If the proposed Reverse Stock Split is implemented, our common stock will continue to be reported on The NASDAQ Capital Market under the symbol “DSTI” (although the letter “d” will be added to the end of the trading symbol for a period of 20 trading days from the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split has occurred).

Fractional Shares; Exchange of Stock Certificates

The Board of Directors does not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. Shareholders of record who would otherwise hold a fractional share because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio will be entitled to have their fractional share rounded up to the next whole number.

On or after the Effective Time, the Company will mail a letter of transmittal to each shareholder. Each shareholder will be able to obtain a certificate evidencing his, her or its post-Reverse Stock Split shares only by sending the exchange agent the shareholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as the Company may require. Shareholders will not receive certificates for post-Reverse Stock Split shares unless and until their old certificates are surrendered. Shareholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each shareholder payment in lieu of any fractional share and, if elected in the letter of transmittal, a new stock certificate after receipt of that shareholder’s properly completed letter of transmittal and old stock certificate(s). A shareholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will hold that shareholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of common stock hold some or all of their shares electronically in book-entry form with our transfer agent. These shareholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a shareholder holds registered shares in book-entry form with our transfer agent, the shareholder will need to return a properly executed and completed letter of transmittal in order to receive any cash payment in lieu of a fractional share.

Shareholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as shareholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures and shareholders holding shares in street name should contact their nominees.

Shareholders will not have to pay any service charges in connection with the exchange of their certificates or the payment of cash in lieu of fractional shares.

Authorized Shares

If and when the Board of Directors elects to effect the Reverse Stock Split, the Amendment will concurrently therewith maintain the authorized number of shares of the Company’s common stock at 120 million. Accordingly, there will be no reduction in the number of authorized shares of our common stock in proportion to the reverse stock split ratio. As a result, the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance will decrease and the additional authorized shares of common stock will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by our shareholders, except as required by applicable laws and regulations. Because our common stock is traded on The NASDAQ Capital Market, shareholder approval must be obtained, under applicable NASDAQ rules, prior to the issuance of shares for certain purposes, including the issuance of shares of the Company’s common stock equal to or greater than 20% of the Company’s then outstanding shares of common stock in connection with a private refinancing or an acquisition or merger, unless an exemption is available from such approval. Such an exemption would be available if our Audit Committee authorized the filing of an application with NASDAQ to waive the shareholder vote requirement if it believed the delay associated with securing such vote would seriously jeopardize the financial viability of the Company and NASDAQ granted the Company such an exemption.

The additional shares of our common stock to be authorized will be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of our common stock presently issued and outstanding.

In accordance with our Certificate of Incorporation and Delaware law, the Company’s shareholders do not have any preemptive rights to purchase or subscribe for any of the Company’s unissued or treasury shares.

Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized common stock at 120 million shares after the Reverse Stock Split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of the Company. The common shares that are authorized but unissued provide our Board of Directors with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board of Directors, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Amendment would give our Board of Directors authority to issue additional shares from time to time without delay or further action by the shareholders except as may be required by applicable law or the NASDAQ rules. The Amendment is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor does the Board of Directors have any present intent to use the authorized but unissued common stock to impede a takeover attempt.

In addition, the issuance of additional shares of common stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding common stock, depending on the circumstances, and would likely dilute a shareholder’s percentage voting power in the Company. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Our Board of Directors intends to take these factors into account before authorizing any new issuance of shares.

Accounting Consequences

As of the Effective Time, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our common stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular shareholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (a) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (b) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (c) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (“IRC”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of February 15, 2012. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each shareholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Stock Split.

U.S. Holders. The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.

A U.S. holder who receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss should be long term capital gain or loss if the U.S. holder’s holding period for our common stock surrendered exceeded one year at the Effective Time. The deductibility of net capital losses by individuals and corporations is subject to limitations.

U.S. Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders. The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder is a beneficial owner of our common stock who is a foreign corporation or a non-resident alien individual. Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the Reverse Stock Split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed.

Vote Required

Adoption of the proposed Certificate of Amendment requires the affirmative vote of a majority of the outstanding Common Stock entitled to vote thereon. As a result, abstentions and broker non-votes will have the same effect as negative votes.

The Board of Directors recommends a vote FOR this Proposal No. 7 to amend the Company’s restated certificate of incorporation to (1) effect the Reverse Stock Split if deemed necessary and (2) maintain the number of authorized shares of common stock at 120 million shares.

PROPOSAL NO. 8
APPROVE THE ACQUISITION OF SUNRISE POWER CORP.

Reasons for the Acquisition

Due to the new realities of a struggling and highly competitive solar manufacturing industry, the Company’s management and directors concluded it would be prudent to diversify into other parts of the solar industry that are not as difficult to finance and do not have manufacturing risks. The Company has chosen to expand into the Solar Engineering, Procurement and Construction (“EPC”) business through the acquisition of renewable energy companies with project portfolios strategically aligned with its vision and purpose. The business requires less capital and generates higher gross margins compared to solar manufacturing, and provides a strong base for the Company to grow organically. This plan will allow us to significantly strengthen our balance sheet as we acquire cash positive businesses with sound business models.

Information about Sunrise Power Corp.

Overview.

SunRise Power Corp. (“Sunrise Power”) has quickly become a leader in the Ontario PV industry. The company’s manufacturing portfolio includes the full line of Solectria inverters, SolarDock ballasted racking, Quick Mount PV composite roof mounts, their own MAG (Manually Adjustable Groundmount) Tracker and IWM (Integrated Wire Management) flushmount racking system.

In addition to high quality, industry-leading products, SunRise Power is a provider of Solar Roof VU, an online high resolution solar rooftop estimation tool which simplifies site assessment, system sizing, system design, and quoting process.

SunRise Power operates in Peterborough with more than 45 years’ experience in distributing and manufacturing. All products manufactured by SunRise meet or exceed the OPA Ontario FIT program’s requirement for domestic content.

Products.

Solectria Renewables. SunRise Power assembles and tests Solectria Renewables grid-tied PV inverters for residential, commercial and utility-scale solar projects for the Ontario and Canadian market. Their wide range of products includes 3kW to 500kW grid-tied inverters for systems 3kW to multi-MWs. All of Solectria commercial and utility-scale PV inverters are Ontario FIT content compliant, listed to UL 1741/IEEE 1547 and CSA 22.2 #107.1. In addition to Solectria Renewables PV inverters, SunRise Power also offers string combiners and web-based monitoring systems, guaranteeing customers the best system components. SolrenView, Solectria Renewables' integrated web-based monitoring system, provides customers with the opportunity to view their PV system performance through a web browser.

SolarDock. SolarDock is a patented, lightweight solar module mounting system combining a high-tilt angle of up to 30° with the lowest ballast weight in a non-penetrating design. SolarDock's new Integrated grounding clip is now CSA/UL certified. The unique grounding clip eliminates the need for panel grounding lugs and copper wire making it the fastest and most cost efficient system to install. SolarDock’s patented design provides industry-leading SAFETY, roof-friendliness, maintenance costs and is backed by a 25 year warranty. SolarDock’s 100% mill certified aluminum solar mounting system is recognized among leading integrators, distributors, power producers, investors, and building owners as the product of choice for flat-roofs in Ontario and North America.

IWM Flushmout. The IWM Flushmout is the complete solar panel racking solution. The breakthrough system incorporates a cable raceway directly into the mounting rail, eliminating the need for cable fastening. The highly adjustable yet robust design provides quick and easy installation without compromising on quality or durability. It's wide mounting surface is designed for shared rail installations in portrait and landscape layouts.

Quick Mount PV. Quick Mount PV all-aluminum full-sized flashed mounts install faster than any other flashed solar PV mounting solution. Complete with stainless steel hardware Quick Mount PV mount's are compatible with all standard racking systems. The mount’s are built in Ontario using advanced fabrication methods featuring the highest quality materials. Quick Mount's patented technology and total commitment to quality ensure that roof penetrations are 100% waterproof. Manufactured in Ontario by SunRise Power.

MAG Tracker. The MAG Tracker is a robust ground mount PV system engineered to maximize annual solar revenue while providing a lifetime of easy and maintenance free operation. Seasonal tilt adjustments will increase annual revenue up to 15% over a fixed system with adjustments of 25 to 60°. The MAG Tracker is easy to install and customize to almost any module.

Solar Roof VU. SolarVU Quote is North America's first high resolution solar rooftop estimation tool. This tool makes quoting MicroFIT and FIT projects quick, accurate and simple from an office, saving time and expense.

Products, Services and Experience

From manufactured products to operations and maintenance, SunRise Power is vertically positioned to provide a comprehensive and experienced suite of products serving customer such as Loblaws, Ikea, Relco, Canadian Tire and over 50 school board installations. Services include:

  Top quality manufactured products;
  Procurement and Supply beyond Sunrise Power manufactured products;
  Established relationships with many Ontario manufactures all hardware, balance of system components and supplies;
  Complete system kitting and distribution;
  Feasibility, design, engineering, and project management services;
  Experienced project management;
  Experienced inverter technicians and engineers on staff to provide full commissioning service, warranty support and O&M services for the inverters and complete PV systems;
  Bonded General Construction services;
  Expertise in large commercial, retail, and industrial roof top projects;
  Experience mechanical installation team on many FIT and microFIT projects installations; and
  Experienced electrical contracting company with over 20 years’ experience to provide full turnkey installation services

Stability and Proven Performance

Sunrise Power has approximately 20 MW of equipment and systems operating in Ontario generating sales of $11.5 million and 9.2 million in 2010 and 2011 respectively. Sales for 2012 and 2013 are expected to be $8 million and $14 million respectively.

FIT Program

Ontario's feed-in tariff or FIT Program is North America's first comprehensive guaranteed pricing structure for renewable electricity production. It offers stable prices under long-term contracts for energy generated from renewable sources, including PV. FIT Pricing is the best in the world at 80.2 cents/KWh for systems 10KW and smaller, and 71 cents for roof mount systems up to 250KW.

People

Paul Pauze, B.Sc., P.Eng. - President/Partner at SunRise Power. Electro-Mechanical Engineering degree at Queen’s University. Paul has been involved with solar technology for over 20 years.

Scott McDonald - VP/Partner at SunRise Power. Industrial Engineer from General Motors Institute. Scott has 25+ years of experience in leadership positions in global companies such as General Motors, Suzuki and General Electric.

Karen Wright, B.Sc. - Business Manager. Bachelor of Science graduate from McMaster University. Karen has 15+ years in supply chain management with General Electric and SunRise Power.

Mark Stinson, B.Sc., P.Eng. -Engineering and Manufacturing Manager. Mechanical Engineering degree from Carleton University. Mark managed multiple 10-500kW solar installation projects including OPA and LDC management.

Chris White, CSWP - Design and Technical Manager. Professional system designer/draftsman with 10+ years’ experience. Chris leads our new products and PV system racking design

Ross Green, B.Sc.Eng. - Applications Engineer. Engineering Physics degree from Queen’s University. Ross has extensive knowledge of current solar products and technologies, applicable codes, and PV engineering practices.

Mark Van Pelt - SolidWorks Designer – Racking layout and design. Mark has a vast experience designing and detailing PV systems with over 200+ PV system layouts.

Nate Preston, B.Sc.Eng. - Engineering Masters Candidate. Engineering Physics degree from Queen’s University. Nate provides system design and project manager roles he has played in SRP’s installation portfolio.

Rick Yates -Partner in SRP Electric. Master Electrician with 23+ years of experience in the residential, commercial, industrial and solar sectors.

Stacey Pauze B.Sc (Hon) – Marketing Manager. Science Degree from Queens University, Stacey has 4+ plus years in advertising and marketing

Terms of the Acquisition

On October 31, 2012 DayStar and the the Shareholders of Sunrise Power Corp. ("Sunrise") and 2240636 Ontario Inc. ("SolarDock") (collectively the “Companies”) have entered into a non-binding LOI to provide an outline of the possible terms and conditions under which a definitive Purchase and Sale Agreement (the "Definitive Agreement") will be executed, the details of which are as follows:

Sellers:	Paul Pauze, Scott McDonald, associates and other shareholders of the Companies (collectively, the “Sellers”)

Purchaser:	Daystar Technologies, Inc.

Purchased Shares:	100% of the issued and outstanding shares of the Companies (the "Purchased Shares")

Purchase Price:	The Purchase Price, based on the Pro Forma Financial Statements will be US$3.8 million. The Purchase Price will be paid to the Sellers as follows:

a)

Delivery to Sellers of 1,500,000 common shares of Daystar ("Sale Shares") at closing of the transaction. The Sale Shares may become free trading 6 months after issuance. The number of shares which can be sold at any one time will be governed by the SEC Rule 144K Affiliate rules. In the event Sellers are unable to sell ALL of the Sale Shares at a minimum average of $2.00 per share, additional Sale Shares will be delivered to Sellers;

b)

Delivery to Sellers of 400,000 common shares of Daystar ("Inducement Shares") at closing of the transaction. The Inducement Shares may become free trading 6 months after issuance. The number of shares which can be sold at any one time will be governed by the SEC Rule 144K Affiliate rules;

c)

US$500,000 worth of Daystar Shares (the "Earn Out Shares") will be issued based on certain pre-determined performance milestones of the Companies on the first anniversary of closing of the transaction. The payment of the Earn Out Shares, subject to satisfaction of such targets, would be payable by Daystar within 15 days following completion of the audit of the financial statements for the first year following the closing of the transaction, such Earn Out Shares to be issued at a price per share equal to the lesser of: (i) the Closing Issue Price; and (ii) the 10 day volume weighted average closing price of the Daystar Shares on Nasdaq, ending on the trading day which is two trading days prior to the date of issue.

Conditions Precedent:	The purchase and sale will be subject to the following conditions:
	1.	Satisfactory mutual due diligence;

2.	Independent valuation of the Companies satisfactory to Daystar.
3.	Requisite Board approvals of Daystar and Sellers;
4.	An employment agreement with Paul Pauze to remain as President of Sunrise Power for a minimum of 3 years. Compensation to be negotiated but at no less favorable terms than are currently in place.
5.

An employment agreement with Scott McDonald to remain as Vice President of Sunrise Power for a minimum of 3 years. Compensation to be negotiated but at no less favorable terms than are currently in place.

6.	Paul Pauze being appointed to the Board of Directors of Daystar.
7.	Negotiation and completion of a Performance Share Bonus plan for employees, officers and directors of the Companies.
8.	Employment agreements with other employees of the Companies as deemed necessary on terms to be determined.
9.	Signed non-complete, non-solicit and confidentiality agreement with the Sellers on terms to be negotiated in good faith.
10.	Other conditions and precedents as are normally associated with transactions such as this.

Due Diligence:	Daystar and the Companies and Sellers will enter into mutual non- disclosure agreements prior to commencement of mutual due diligence. Daystar and the Sellers will have 60 days to complete mutual due diligence from the date of signing of this letter of intent.

Target Closing Date:	The targeted closing date will be 15 days after the signing of a Definitive Purchase and Sale agreement by the parties which will be negotiated in good faith and agreed to after the due diligence is completed.

Definitive Purchase Agreement:	During the due diligence period, the parties will negotiated in good faith and enter into a definitive purchase agreement outlining the definitive terms and conditions of the transaction and will include all the terms, conditions, representations, and warranties appropriate and typical for a transaction of this nature.

Exclusivity:	From the signing of this letter of intent, to the end of the due diligence period, the Companies agree not to solicit or entertain any other offer or expression of interest for the purchase of the Companies.

Expenses:	Daystar will be responsible for Sellers’ legal expenses relative to this agreement.

Confidentiality Agreement:	Each party agrees to keep any and all information related to this agreement confidential.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the acquisition of Sunrise Power Corp.

The Board of Directors recommends a vote FOR this Proposal No. 8 to acquire Sunrise Power Corp.

PROPOSAL NO. 9
APPROVE THE ACQUISITION OF A 7 MW SOLAR PARK FROM ARXIKON S.A.

Reasons for the Acquisition

As part of the Company’s strategy to build a Power Generation line of business, a portfolio of 7 operating photovoltaic (“PV”) parks (1 megawatt (MW) nameplate capacity each) in Northern Greece are being offered for sale to the Company by Arxikon Construction Company SA (“Arxikon”). This acquisition serves as a strong foundation for the Company in entering the Power Generation business as it plans to acquire more projects in jurisdictions that provide favourable Feed in Tariff (FIT) rates like Greece. This acquisition will enable the Company to generate annually on average $5 million in revenues and $4.5 million EBITDA over a 20-year contract period.

Information about Arxikon S.A.

Overview

Arxikon S.A., (“Arxikon”), established in 1995, is operating in the construction and renewable energy sectors. It holds a 4th Grade Contractual Certification, while, since 2001, it has been applying Quality Management Systems and is ISO 9002 certified for undertaking building projects.

The company operates throughout Greece as well as in Southeastern Europe, through its affiliated companies ΑRΧΙΚΟΝ DOO in Serbia, ΑRΧΙΚΟΝ OOD in Bulgaria and ARXIKON LTD in Cyprus. The company's core customers include some of the largest Greek and foreign businesses in the private sector, which have developed long-lasting, uninterrupted working relations with Arxikon; a clear indication of the company's commitment to high standards and quality of services.

The company is currently carrying out construction projects in the public and private sector at an estimated budget of 52 million Euros and has already realized more than 17 MWp as a general contractor for PV Parks. Arxikon has installed as E.P.C, a self-owned PV park with a nominal power of 562 KWp in the industrial area of Kastoria. The project is currently producing 20% more energy than was projected from the PVGIS solar software application. Arxikon has a pipeline of other PV Parks to be constructed into different industrial areas.

Solar Parks

Arxikon is currently bringing into the market 7 photovoltaic parks with a cumulative power of 7 MWp, with TUV Rheinland Certification. All parks are situated in industrial areas of Northern Greece. The parks are operational and ready to be delivered. Estimated power production is 10.850 MWh/year with an annual energy output expected to be more than 1.550 KWh/KWp (in accordance to the PVGIS solar software and data from the existing solar parks in the country).

The Technology

All PV components have been chosen from the world’s prime manufacturers in order to set up a solar park than can operate for more than 30 years, achieving maximum yields and minimum maintenance costs:

  German solar panels from top PV manufacturer SOLON Energy GmbH with Bosch monocrystalline solar cells;
  SMA A.G. inverters - small three phase 17.000 KWp/AC each;
  HILTI S.A fixed plain aluminum mounting systems;
  ABB Medium Voltage Transformer with remote access (low loss model especially-built for solar farms );
  Lapp – General Cable DC-AC Cablings with maximum voltage drop of 0,9%; and
  Fully telesurveillance equipments systems with environmental censored measurements.

Terms of the Acquisition

DayStar and Arxikon (the “Seller”) have entered into the following agreement:

BY AND BETWEEN:

(a)

Arxikon, S.A. duly incorporated and operating under the laws of the Hellenic Republic, whose registered office is at 9, Semitelou, Athens, Greece, legally represented herein by Mr. Ioannis Diamantopoulos (hereinafter called the "Seller"), and

(b)

Day star Technologies Inc duly incorporated and operating under the laws of Canada whose registered office is in B-2280 Leckie Road, Kelowna, BC, Y1X 6G6, legally represented herein by its Mr. Lome Roseborough (hereinafter called the "Buyer"),

(Here in after the Seller and the Buyer collectively referred to as the "Parties").

WHEREAS

A          TheSelleristheregisteredownerof1200registeredsharesrepresenting100% (hereinafter called the "Shares") of the issued share capital of each of the Greek companies " PHOTTOPOWER EVMIRIO BETA S.A. - PETROX SOLAR POWER S.A.- ENERGEIA FOTOS BHTA XANTHIS S.A. - MYLOPOTAMOS FOS 2 S.A.- FOS ENERGEIA KAYALA S.A.- BETA SUNENERGIA KARYALI S.A., NUOYO KAYALA PHOTTOPOWER S.A. "registered office in Athens, Greece (hereinafter called the "Company")

B          The Company is the owner of a photovoltaic power plant project in Greece located for "PHOTTOPOWER EVMIRIO BETA S.A. - PETROX SOLAR POWER S.A.- ENERGEIA FOTOS BHTA XANTHIS S.A" at Xanthi , for "MYLOPOTAMOS FOS 2 S.A." located at Drama, for" FOS ENERGEIA KAYALA S.A.- BETA SUNENERGIA KARYALI S.A., NUOYO KAYALA PHOTTOPOWER S.A."located at Kavala with an installed total capacity of7 MW (hereinafter called the "Project").

C          "The Seller is selling and the Buyer is purchasing the Shares of the Company.

This Agreement records the basis of understanding, in general term, subject to the matters referred to in it.

NOW, THEREFORE, THE FOLLOWING HAS BEEN AGREED UPON:

1.          Following a technical, financial and legal due diligence of the Company by the Buyer, to be completed within one hundred fifty (150) days with an extension of up to two hundred (200) days upon reasonable effort from the date of this present agreement, the Buyer shall confirm to the Seller its acceptance of the purchase of the Shares. Within the period often (10) days after the aforementioned two hundred (200) day period, the Buyer shall sign with the Seller the sale and purchase agreement in respect of the sale of the Shares from the Seller to the Buyer (hereinafter called the "SPA").

2.          It is mutually understood and agreed that the signing of the SPA and sale of the Shares is subject to the financing Bank's agreement to the sale of the Shares and to their sale to the Buyer. Regarding the above, the Buyer undertakes to provide to the Seller any and all required by the Bank documentation and authorizations. The existing bank loans are total approximately €12.600.000.

3.          The share purchase price for the sale and purchase of the Shares is fixed to Euro Eight Million Seven Hundred and Fifty Thousand (€8.750.000) (hereinafter called the "Share Purchase Price"). The Parties confirm and agree that the Share Purchase Price is fair, reasonable and appropriate taking into consideration the financial obligations of the Company.

4.          Neither the Seller nor the Buyer shall be obliged to complete the transfer of any of the Shares unless the transfer of all the Shares is completed simultaneously.

5.          The Share Purchase Price for the sale of all I 00% of the Shares of the Company shall be paid as set out below:

(i)          €4.500.000 of the Share Purchase Price shall be paid to the Seller by the Buyer, upon the signing of the SPA (hereinafter called the "Down-Payment").

(ii)         €4.250.000 of the Share Purchase Price shall be paid to the Seller by the Buyer by October 28, 2013 (hereinafter called the "Balance"). As guarantee of the prompt and punctual payment of the Balance from the Buyer to the Seller, the Buyer shall furnish and deliver to the Seller such security and in such form and upon such tenns as Seller's shall agree.

6.          The Parties represent and warrant to each other that the statements set forth are true and accurate:

(a)          that each is a company duly incorporated, registered and existing under its laws of incorporation and is not in bankruptcy, liquidation or receivership (and no order or resolution therefore has been presented and no notice of appointment of any liquidator, receiver, administrative receiver or administrator has been given).

(b)          That each have full legal power and authority, without the consent of any other person to assume and perform any and all obligations to be assumed and performed under this Agreement and no further legal action on the part of the either Party is necessary to authorize this Agreement and the performance of the Share sale and purchase transaction contemplated hereby. This includes securing financing for the projects by Buyer as potential owner of 100% of the projects.

(c)          Upon signing of this Agreement, this Agreement constitutes a valid and legally binding obligation on each Party.

(d)          No claim, investigation, lawsuit, arbitration, administrative proceeding, government investigation or inquiry or similar proceeding is pending, or has been notified in writing, involving the Parties, before any judicial or administrative court, arbitral tribunal or any official authority which if adversely determined would have a material adverse effect on the present agreement.

7.          Any party hereto shall be deemed in breach of this Agreement, if such party:

(a)          fails to perform any obligation under the Agreement;

(b)          breaches any of its representations, covenants or warranties;

(c)          its representations or warranties made under this Agreement are false or misleading.

Upon the occurrence of such a breach, the non-breaching party has the right to ask the breaching party to remedy within five (5) business days, following written notice; if the breaching party fails to remedy the breach on time, the non-breaching party has the right to terminate the present and seek compensation as per the governing law of this Agreement.

8.          Each Party must keep confidential all the confidential information disclosed to it by the other Party, and may only disclose such confidential information:

(a)          with the prior written consent of the relevant party;

(b)          as required by law, regulation, any competent court or any applicable stock exchange or other governmental or regulatory body; or

(c)          to its professional advisers and financiers the purpose of this transaction.

The present agreement is governed by and shall be construed in accordance with Greek law and competent courts are those located in Athens, Greece.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the acquisition of Arxikon S.A..

The Board of Directors recommends a vote FOR this Proposal No. 9 to acquire the 7MW solar park from Arxikon S.A.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

If a stockholder intends to present a proposal for inclusion in the Company’s proxy materials for the 2012 Annual Meeting of Stockholders, the proposal must 1) comply with stockholder eligibility and other requirements of the Securities and Exchange Commission’s rules governing the proposal; and 2) be received by the Company’s Secretary at the Company’s principal executive offices at 2280 Leckie Road, Suite B, Kelowna, BC V1X 6G6 in compliance with the Company’s Amended and Restated By-laws as they are in effect prior to the Annual Meeting. For a stockholder proposal to be timely, a stockholder must cause notice of such proposal be delivered to the Company’s secretary at the principal executive offices of the Company not later than the close of business on March 10, 2013.

Any stockholder wishing to communicate with the Board of Directors, or one or more members, may do so by addressing his, her or its written correspondence to DayStar Technologies, Inc., Board of Directors, c/o Secretary, 2280 Leckie Road, Kelowna, BC V1X 6G6. The Company’s Secretary will promptly forward all such communications to the specified addressees.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

During 2012, the Board of Directors held 8 meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he or she was eligible to attend. The Board of Directors does not currently have a policy with regard to the attendance of board members at its Annual Meeting of stockholders.

The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee.

Audit Committee

The Audit Committee currently consists of Ruben Dos Reis, Daniel Germain and Denis Mimeault. All of the Audit Committee members are currently independent, as defined under the audit committee structure and membership requirement rules applicable to companies listed on the NASDAQ Capital Market. The function of the Audit Committee is to review the performance of and to appoint the Company’s independent public accountants, to review and approve the scope and proposed cost of the yearly audit, to review the financial information provided to stockholders and others, to review the Company’s internal controls, and to consult with and review recommendations made by the Company’s independent public accountants with respect to financial statements, financial records and internal controls, and to make such other recommendations to the Board of Directors as it deems appropriate from time to time.

Compensation Committee

The Compensation Committee currently consists of Ruben Dos Reis, Daniel Germain and Denis Mimeault. The Compensation Committee considers recommendations of the Company’s management regarding the compensation of the senior executives of the Company, considers management’s proposals regarding stock incentive grants and administers the Company’s equity incentive plans. Neither the Company nor the Board of Directors engaged a compensation consultant in 2012.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Daniel Germain, Garry Yost and Ruben Dos Reis. The function of the Nominating and Governance Committee is (a) assisting the Board in determining the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the specific needs of the Company and the Board; (b) ascertaining whether such candidates are “Independent” to the extent required by applicable National Association of Securities Dealers, Inc. (“NASD”) and Securities and Exchange Commission (the “Commission”) regulations; (c) identifying, interviewing, and certifying qualified candidates as potential Board members; (d) proposing nominees for election by the stockholders at the Annual Meeting of Stockholders to the Board; (e) proposing prospective director candidates in the event a vacancy exists or occurs on the Board or upon the occurrence of a change in Board composition requirements to the Board; (f) reviewing, evaluating, interviewing, and certifying candidates nominated by stockholders for election to the Board; (g) notifying stockholders of the source of candidates proposed for the Board; (h) reviewing the conduct of Board meetings and the adequacy and timeliness of information provided to Board members for meetings; (i) developing plans regarding the size and composition of the Board and its committees; (j) evaluating Board performance; (k) reviewing and assessing management succession plans for the Board; (l) advising, developing and recommending to the Board a set of corporate governance policies and principles applicable to the Company and reviewing established corporate governance guidelines of the Board at least annually and monitoring and making recommendations to the Board with respect to the corporate governance principles applicable to the Company; (m) assisting the Board in implementing those practices; (n) overseeing the evaluation of the management of the Company; and (o) such other functions as the Board may from time to time assign to the Nominating and Governance Committee. In performing its duties, the Nominating and Governance Committee shall seek to maintain an effective working relationship with the Board and the Company’s management.

Board Leadership Structure and Role in Risk Oversight

Currently the Company’s Chairman of the Board is held by Mr. Peter A. Lacey, who also serves as Interim Chief Executive Officer of the Company. The Board has determined that Mr. Lacey should lead the Board of Directors as Chairman because of Mr. Lacey’s experience as an entrepreneur, executive officer and director in various companies provides needed skills to the Company. Our Board of Directors’ involvement in risk oversight includes regularly receiving information from Company management intended to apprise the Board of the areas of material risk, including strategic, operational, commercial, financial, legal, and compliance risks. In addition, the Audit Committee is responsible for discussing and reviewing financial information and the Company’s internal controls with management and the Company’s independent public accountants.

Stockholder Nominations for Directors

A stockholder wishing to nominate a candidate for election to the Company’s Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected shall submit a written notice of his or her nomination of a candidate to the Company’s Secretary at the Company’s principal executive offices. The submission must be received at the Company’s principal executive offices within the timeframe set forth above in “Stockholder Proposals and Communications”.

In order to be valid, a stockholder’s notice to the Secretary must set forth (i) the name and address of the stockholder, as they appear on the Company’s books, as well as the stockholder’s business address and telephone number and residence address and telephone number; (ii) the class and number of shares of the Company which are beneficially owned by the nominating stockholder; (iii) the name, age, business address and residence address of each nominee proposed in the notice; (iv) any relationship of the nominating stockholder to the proposed nominee; (v) the principal occupation or employment of the nominee; (vi) the class and number of shares of the Company stock beneficially owned by the nominee, if any; (vii) a description of all arrangements or understandings between the stockholder and each nominee and any other persons pursuant to which the stockholder is making the nomination; and (viii) any other information required to be disclosed in solicitations of proxies for election of directors or information otherwise required pursuant to Regulation 14A under the ‘34 Act, as amended, relating to any person that the stockholder proposes to nominate for election as a director, including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

EXECUTIVE OFFICERS

The executive officers of DayStar (all of whom serve at the pleasure of the Board of Directors), their ages, and the position or office held by each, are as follows:

Name	Age	Position(s)
Peter A. Lacey	55	Interim Chief Executive Officer
John Ng	40	Chief Financial Officer
Mark Roseborough	59	President

Biographical information for our Interim Chief Executive Officer, Peter A. Lacey, is contained in the section captioned “Directors” in Proposal 1 of this proxy statement.

John Ng. John Ng is a Certified Public Accountant in the USA and a Chartered Accountant in Canada and brings over 20 years experience in corporate finance, capital markets, and strategic initiatives. Mr. Ng has had extensive experience in mergers and acquisitions, capital markets and successful commissioning and financing of projects in the renewable energy sector. Mr. Ng has served as CFO for various publicly-listed companies since 2006 and successfully listed Schneider Power Inc., a Canadian renewable energy developer, onto the TSX Venture Exchange in 2008, and its subsequent takeover by Quantum Fuel Systems Technologies Worldwide Inc., a U.S. fuel technologies company (NASDAQ-QTWW).

Mark Roseborough. Mr. Roseborough previously held the position as a Start-up Lead Executive for a $1.2 billion semiconductor plant in the southern US which he will transition from in the next couple months while starting to fulfill his newly appointed role. Mr. Roseborough was a director of EPOD Solar Inc. from October 10, 2007 to January 8, 2010. He also held management positions with EPOD Solar from 2003 and was promoted to Vice-President and held that position from June 30, 2008 until July 30, 2009. From 1992 to 2003, Mr. Roseborough worked at Belkorp Industries Inc. where he was Vice-President of Manufacturing having direct responsibility for the operations of three pulp and paper mills and one small oil refinery. These operations had approximately 350 employees and $300 million in revenues. From November 1999 to 2003, he also held the position as President and Chief Executive Officer of Bluewater Fiber in Port Huron, Michigan (on behalf of owner Merrill Lynch) which was a large recycle pulp mill.

PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information, as of January 14, 2013, with respect to the beneficial ownership of our common stock by each person who is known to us to be the beneficial owner of more than five percent of our outstanding common stock by each nominee for director, by the named executive officers, and by all directors and executive officers as a group. The information contained in this beneficial ownership table for five percent stockholders is based on Form 13D, 13G, or other filings with the Commission available through www.sec.gov/edgar as of close of business January 14, 2013. Each person has sole voting power and sole investment power. Ownership percentages are based on 4,400,840 shares outstanding on January 14, 2013.

	Number of
	Shares
	Beneficially
Name of Beneficial Owner(1)	Owned(2)	Percent
Directors and Executive Officers:
John Ng(3)	22,358	*
Peter A. Lacey(4)	4,015,997	91.3%
Mark Roseborough (5)	91,660	2.1%
Denis Mimeault(6)	120,000	2.7%
Garry Yost(7)	285,714	6.5%
All directors and executive officers as a group (5 persons)	4,535,729	103.1%
5% Stockholders:
Michael Moretti(8)	1,266,489	28.8%
Robert E. Weiss (9)	483,104	11.0%
Chris Lail (10)	228,555	5.2%

*	Less than one percent.
(1)	Except as otherwise indicated, each officer and director can be reached at DayStar Technologies, Inc., 2280 Leckie Road, Unit B, Kelowna, British Columbia, Canada V1X 6G6.

(2)

The inclusion herein of any share of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Each person listed above has sole voting and investment power with respect to the shares listed. Any reference in the footnotes below to convertible notes and warrants, stock options, and restricted common stock subject to a right of repurchase by our company relates to notes convertible into shares of our common stock, stock options and warrants exercisable or that will become exercisable within 60 days of January 14, 2013 and restricted common stock that will vest within 60 days of January 14, 2013.

(3)	Includes 22,358 vested restricted stock units.
(4)

Includes 3,251,878 shares of common stock issuable upon conversion of secured convertible promissory notes between Mr. Lacey and our company, vested warrants to purchase 565,021 shares of common stock.

(5)	Includes 91,660 vested restricted stock units.
(6)	Includes 120,000 in restricted shares.
(7)	Includes 285,714 in restricted shares.
(8)

Includes 850,009 shares of common stock issuable upon conversion of secured convertible promissory notes between Mr. Moretti and our company, and vested warrants to purchase 416,480 shares of common stock.

(9)

Includes 434,783 shares of common stock issuable upon conversion of a secured convertible promissory note between Mr. Weiss and our company, vested warrants to purchase 7,937 shares of common stock, vested options to purchase 120,918 shares of common stock and 37,607 vested restricted stock units.

(10)	Includes 186,366 shares of common stock issuable upon conversion of a secured convertible promissory note between Mr. Lail and our company.

CODE OF ETHICS

We have adopted a code of ethics that is applicable to our officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of ethics can be found under the heading “Ethics Policy” on our website at www.daystartech.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater than ten percent beneficial owners are required by Commission regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of such forms received and written representations from reporting persons required to file reports under Section 16(a), to the Company’s knowledge all of the Section 16(a) filing requirements applicable to such persons with respect to fiscal 2012 were complied with.

OTHER BUSINESS

Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented at the meeting.

All expenses incurred in connection with this solicitation of proxies will be borne by the Company.

It is important that your shares be represented at the Annual Meeting. Therefore, whether or not you expect to be present in person, you are respectfully requested to mark, sign and date the enclosed proxy and promptly return it in the enclosed envelope.

By order of the Board of Directors,

/s/ John Ng
John Ng
Chief Financial Officer and Secretary

PROXY
DayStar Technologies, Inc.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
March 14, 2013

Solicited on Behalf of the Board of Directors of the Company PROXY

The undersigned hereby appoints Peter lacey and John Ng as proxies, each with full power of substitution, to vote all of the Common Stock that the undersigned is entitled to vote at the Annual General Meeting of Stockholders of DayStar Technologies, Inc. to be held on March 14, 2013 beginning at 10:00 a.m. local time and at any adjournments or postponements thereof:

1. APPROVE THE ELECTION OF SEVEN DIRECTORS TO HOLD OFFICE UNTIL THE 2013 ANNUAL MEETING OF STOCKHOLDERS:

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

2. APPROVE THE NON-EMPLOYEE DIRECTORS’ COMPENSATION

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3. RATIFY THE SELECTION BY THE AUDIT COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS OF HEIN & ASSOCIATES LLP AS INDEPENDENT AUDITORS OF THE COMPANY

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4. APPROVE THE ADOPTION OF THE PROPOSED AMENDMENT TO OUR ARTICLES OF INCORPORATION TO ALTER THE NAME OF THE COMPANY FROM DAYSTAR TECHNOLOGIES, INC. TO DAYSTAR ENERGY CORP.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

5. APPROVE THE ESTABLISHMENT OF AN EQUITY INCENTIVE PLAN

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

6. APPROVE THE SALE OR LICENSING OF THE COMPANY’S CIGS TECHNOLOGY ON TERMS TO BE DETERMINED BY THE BOARD OF DIRECTORS, AT ITS SOLE DISCRETION

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

7. AUTHORIZE THE BOARD OF DIRECTORS TO APPLY FOR LISTING OF THE COMPANY’S SHARES ON THE NYSE MKT AND, IF NECESSARY, APPROVE A REVERSE STOCK SPLIT IF REQUIRED TO MEET THE NYSE LISTING STANDARDS

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

8. AUTHORIZE THE BOARD OF DIRECTORS TO ACQUIRE SUNRISE POWER CORP.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

9. AUTHORIZE THE BOARD OF DIRECTORS TO APPROVE THE ACQUISITION OF A 7 MW SOLAR PARK FROM ARXIKON S.A.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the special meeting, or at any adjournment(s) or postponement(s) thereof.

↑   DETACH PROXY CARD   ↑
HERE

Please Detach Here
↑   You Must Detach This Portion of the Proxy Card   ↑
Before Returning it in the Enclosed Envelope

DAYSTAR TECHNOLOGIES, INC.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR; FOR THE NON-EMPLOYEE DIRECTORS’ COMPENSATION; FOR RATIFICATION OF THE SELECTION OF HEIN & ASSOCIATES LLP AS THE COMPANY’S INDEPENDENT AUDITORS; FOR THE AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION TO ALTER THE NAME OF THE COMPANY; FOR THE ESTABLISHMENT OF AN EQUITY INCENTIVE PLAN; FOR THE SALE OF THE COMPANY’S CIGS TECHNOLOGY; FOR THE AUTHORIZATION TO APPLY FOR LISTING OF THE COMPANY’S SHARES ON THE NYSE MKT AND, IF NECESSARY, APPROVE A REVERSE STOCK SPLIT IF REQUIRED TO MEET THE NYSE LISTING STANDARDS; FOR ACQUISITION OF SUNRISE POWER CORP.; AND FOR ACQUISITION OF A 7 MW SOLAR PARK FROM ARXIKON S.A. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated: , 2013

Signature or Signatures

Please date and sign exactly as your name or names appear below. If more than one name appears, all should sign. Persons signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title. If a partnership, please sign in full partnership name by authorized person.

PLEASE VOTE, SIGN, AND RETURN THE ABOVE PROXY.

“APPENDIX “A”
2013 EQUITY INCENTIVE PLAN

DAYSTAR TECHNOLOGIES, INC.
2013 EQUITY INCENTIVE PLAN

1.          Purpose and Eligibility. The purpose of this 2013 Equity Incentive Plan (the “Plan”) of DayStar Technologies, Inc., a Delaware corporation (the “Company”) is to provide stock options, stock issuances and other equity interests in the Company (each, an “Award”) to (a) employees, officers, directors, consultants and advisors of the Company and its parents and Subsidiaries, and (b) any other Person who is determined by the Board to have made (or is expected to make) contributions to the Company. Any person to whom an Award has been granted under the Plan is called a “Participant.” Additional definitions are contained in Section 9.

2.          Administration.

a.          Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. The Board shall have authority, subject to the express limitations of the Plan, (i) to construe and determine the respective Award Agreement, Awards and the Plan, (ii) to prescribe, amend and rescind rules and regulations relating to the Plan and any Awards, (iii) to determine the terms and provisions of the respective Award Agreements and Awards, which need not be identical, (iv) to initiate an Option Exchange Program, and (v) to make all other determinations in the judgment of the Board necessary or desirable for the administration and interpretation of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement or Award in the manner and to the extent it shall deem expedient to carry the Plan, any Award Agreement or Award into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

b.          Appointment of Committee. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). If so delegated, all references in the Plan to the “Board” shall mean such Committee or the Board.

c.          Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

3.          Stock Available for Awards.

a.          Number of Shares. Subject to adjustment under Section 3(b), the aggregate number of Common Shares of the Company (the “Common Shares”) that may be issued pursuant to the Plan is 2,700,000 shares of the Company on a fully-diluted basis including Preferred Shares. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Shares covered by such Award shall again be available for the grant of Awards under the Plan. If an Award granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Award shall again be available for subsequent Awards under the Plan, and if Common Shares issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than the price paid for such shares, such Common Shares shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

b.          Adjustment to Common Shares. Subject to Section 7, in the event of any stock split, reverse stock split, stock dividend, extra Common cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or similar event, (i) the number and class of Available Shares and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option or Restricted Stock Award, as applicable, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding Award may be adjusted by the Company (or substituted Awards may be made if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate. Any such adjustment to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards.

4.          Stock Options.

a.          General. The Board may grant options to purchase Common Shares (each, an “Option”) and determine the number of Common Shares to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the number of Common Shares issued upon the exercise of each Option, including, but not limited to, vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws. Each Option will be evidenced by a Stock Option Agreement, consisting of a Notice of Stock Option Award and a Stock Option Award Agreement (collectively, a “Stock Option Agreement”).

b.          Incentive Stock Options. An Option that the Board intends to be an incentive stock option (an “Incentive Stock Option”) as defined in Section 422 of the Code, as amended, or any successor statute (“Section 422”), shall be granted only to an employee of the Company or its Subsidiaries and shall be subject to and shall be construed consistently with the requirements of Section 422 and regulations thereunder. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option” or “Nonqualified Stock Option.”

c.          Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to qualify as Incentive Stock Options shall not qualify as Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Shares with an aggregate Fair Market Value (as defined below) (determined as of the respective date or dates of grant) of more than $100,000 (based on a currency conversion rate as of the date thereof). The amount of Incentive Stock Options which exceed such $100,000 limitation shall be deemed to be Nonqualified Stock Options. For the purpose of this limitation, unless otherwise required by the Code or regulations of the Internal Revenue Service or determined by the Board, Options shall be taken into account in the order granted, and the Board may designate that portion of any Incentive Stock Option that shall be treated as Nonqualified Option in the event that the provisions of this paragraph apply to a portion of any Option. The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the Option or at the time of its exercise.

d.          Exercise Price. The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable Stock Option Agreement, provided, however, in no event may the per share exercise price of an Incentive Stock Option be less than the par value of the Common Shares on the date such Option is granted. In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or Subsidiary, then the exercise price shall be no less than 110% of the Fair Market Value of the Common Shares on the date of grant. In the case of a grant of an Incentive Stock Option to any other Participant, the exercise price shall be no less than the par value of the Common Shares on the date of grant.

e.          Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Stock Option Agreement; provided that the term of any Incentive Stock Option may not be more than ten (10) years from the date of grant. In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be no longer than five (5) years from the date of grant.

f.          Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(g) and the Stock Option Agreement for the number of shares for which the Option is exercised.

g.          Payment Upon Exercise. Common Shares purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment as permitted by the Board in its sole and absolute discretion:

i.	by check payable to the order of the Company;

ii.

only if the Common Shares is then publicly traded, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

iii.	to the extent explicitly provided in the applicable Stock Option Agreement, by delivery of Common Shares owned by the Participant valued at Fair Market Value; or

iv.	payment of such other lawful consideration as the Board may determine.

Except as otherwise expressly set forth in a Stock Option Agreement, the Board shall have no obligation to accept consideration other than cash and in particular, unless the Board so expressly provides, in no event will the Company accept the delivery of Common Shares that have not been owned by the Participant at least six months prior to the exercise. The fair market value of any of the Company’s Common Shares or other non-cash consideration which may be delivered upon exercise of an Option shall be determined in such manner as may be prescribed by the Board.

h.          Acceleration, Extension, Etc. The Board may, in its sole discretion, and in all instances subject to any relevant tax and accounting considerations which may adversely impact or impair the Company, (i) accelerate the date or dates on which all or any particular Options or Awards granted under the Plan may be exercised, or (ii) extend the dates during which all or any particular Options or Awards granted under the Plan may be exercised or vest.

i.          Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company’s Common Shares are readily traded on an established securities market, including, the NASDAQ Exchange, “Fair Market Value” shall be determined based upon the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant, the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant, or any other reasonable method using actual transactions in such stock as reported by such market. The determination of fair market value also may be determined using an average selling price during a specified period that is within 30 days after the applicable valuation date, provided that the program under which the stock right is granted, including a program with a single participant, must irrevocably specify the commitment to grant the stock right with an exercise price set using such an average selling price before the beginning of the specified period. The term “average selling price” refers to the arithmetic mean of such selling prices on all trading days during the specified period, or the average of such selling prices on all trading days during the specified period, or the average of such prices over the specified period weighted based on the volume of trading of such stock on each trading day (any day the market upon which Common Shares is traded is opened) during such specified period. Notwithstanding the above, where applicable foreign law requires that a compensatory stock right be priced based upon a specific price averaging method and period, a stock right granted in accordance with such applicable foreign law will be treated as meeting the requirements of this paragraph, provided that the averaging period does not exceed 30 days. In the absence of an established market for the Common Shares, the fair market value thereof shall be determined in good faith by the Board after taking into consideration all factors which it deems appropriate.

5.          Restricted Stock.

a.          Grants. The Board may grant Awards to Participants of restricted Common Shares, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”). Each Restricted Stock Award shall be evidenced by a Restricted Stock Agreement consisting of a Notice of Restricted Stock Award and a Restricted Stock Award Agreement (collectively, a Restricted Stock Agreement and together with a Stock Option Agreement, “Award Agreements”).

b.          Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

6.          Other Stock-Based Awards. The Board shall have the right to grant other Awards based upon the Common Shares having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Shares and the grant of stock appreciation rights, phantom stock awards or stock units.

7.          General Provisions Applicable to Awards.

a.          Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant.

b.          Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan, provided that such terms and conditions do not contravene the provisions of the Plan or applicable law.

c.          Board Discretion. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

d.          Additional Award Provisions. The Board may, in its sole discretion, include additional provisions in any Stock Option Agreement, Restricted Stock Agreement or other Award granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to Participants upon exercise of Awards, or transfer other property to Participants upon exercise of Awards, or such other provisions as shall be determined by the Board; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan or applicable law.

e.          Termination of Status. The Board shall determine the effect on an Award of the disability (as defined in Code Section 22(e)(3)), death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options.

f.          Change of Control of the Company. Unless otherwise expressly provided in the applicable Award Agreement or Restricted Stock Award or other Award, in connection with the occurrence of a Change of Control (as defined below), the Board shall, in its sole discretion as to any outstanding Award (including any portion thereof; on the same basis or on different bases, as the Board shall specify), take one or any combination of the following actions:

i.

make appropriate provision for the continuation of such Award by the Company or the assumption of such Award by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Award either (x) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Change of Control, (y) shares of stock of the surviving or acquiring corporation or (z) such other securities as the Board deems appropriate, the Fair Market Value of which shall not materially differ from the Fair Market Value of the shares of Common Stock subject to such Award immediately preceding the Change of Control (as determined by the Board in its sole discretion);

ii.	accelerate the date of exercise or vesting of such Award;

iii.	permit the exchange of such Award for the right to participate in any stock option or other employee benefit plan of any successor corporation; or

iv.

provide for the repurchase of the Award for an amount equal to the difference of (i) the consideration received per share for the securities underlying the Award in the Change of Control minus (ii) the per share exercise price of such securities. Such amount shall be payable in cash or the property payable in respect of such securities in connection with the Change of Control. The value of any such property shall be determined by the Board in its discretion.

v.

provide for the termination of such Award immediately prior to the consummation of the Change of Control; provided that no such termination will be effective if the Change of Control is not consummated.

vi.	For the purpose of the Plan, a “Change of Control” shall mean:

(a)          The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of 1934, as amended (the “Exchange Act”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding shares of voting stock of the Company (the “Voting Stock”); provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its Subsidiaries of 50% or more of Voting Stock shall not constitute a Change of Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Voting Stock, shall not constitute a Change of Control; and provided, further that the acquisition of 50% or more of the Voting Stock pursuant to a transaction, the primary purpose of which was to effect an equity financing of the Company, shall not constitute a Change of Control; or

(b)          Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute a majority of the members of this Board; provided that any individual who becomes a director after the Effective Date whose election or nomination for election by the Company’s shareholders was approved by a majority of the members of the Incumbent Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened “election contest” relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act), “tender offer” (as such term is used in Section 14(d) of the Exchange Act) or a proposed Merger (as defined below) shall be deemed to be members of the Incumbent Directors; or

(c)          The consummation of (i) a reorganization, merger or consolidation (any of the foregoing, a “Merger”), in each case, with respect to which the individuals and entities who were the beneficial owners of the Voting Stock immediately prior to such Merger do not, following such Merger, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from the Merger (the “Resulting Corporation”) as a result of the individuals’ and entities’ shareholdings in the Company immediately prior to the consummation of the Merger and without regard to any of the individual’s and entities’ shareholdings in the Resulting Corporation immediately prior to the consummation of the Merger, (ii) a complete liquidation or dissolution of the Company or (iii) the sale or other disposition of all or substantially all of the assets of the Company, excluding a sale or other disposition of assets to a Subsidiary of the Company.

g.          Amendment of Awards. The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

h.          Conditions on Delivery of Stock. The Company will not be obligated to deliver any Common Shares pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

i.          Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

j.          Time of Granting Awards. The grant of an Award shall, for all purposes, be the date on which the Company completes the corporate action relating to the grant of such Award and all conditions to the grant have been satisfied, provided that conditions to the grant, exercise or vesting of an Award shall not defer the date of grant. Notice of a grant shall be given to each Participant to whom an Award is so granted within a reasonable time after the determination has been made.

k.          Participation in Foreign Countries. The Board shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

8.          Withholding. The Company shall have the right to deduct from payments of any kind otherwise due to the optionee or recipient of an Award any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options under the Plan or the purchase of shares subject to the Award. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee or recipient of an Award may elect to satisfy such obligation, in whole or in part, (a) by causing the Company to withhold Common Shares otherwise issuable pursuant to the exercise of an Option or the purchase of shares subject to an Award or (b) by delivering to the Company Common Shares already owned by the optionee or Award recipient of an Award. The shares so delivered or withheld shall have a Fair Market Value of the shares used to satisfy such withholding obligation as shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee or recipient of an Award who has made an election pursuant to this Section may only satisfy his or her withholding obligation with shares of Common Shares which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

9.          Miscellaneous.

a.          Definitions.

i.

“Company”, for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of DayStar Technologies, Inc., as defined in Section 424(f) of the Code (a “Subsidiary”). For purposes of Awards other than Incentive Stock Options, the term “the Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

ii.	“Code” means the Internal Revenue Services code, as amended, and any regulations promulgated thereunder.

iii.	“Effective Date” means the date the Plan is adopted by the Company’s Board of Directors.

iv.	“Employee” for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company.

v.	“Option Exchange Program” means a program whereby outstanding options are exchanged for options with a lower exercise price.

b.          No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

c.          No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Shares to be distributed with respect to an Award until becoming the record holder thereof.

d.          Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

e.          Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

f.          Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles.

Approvals

Original Plan:

a)	Available Shares: 2,700,000 of the shares of the Company on a fully-diluted basis including Preferred Shares.

b)	Adopted by the Board of Directors on: _________________________

c)	Approved by the Stockholders on: _________________________

# 1805860